                                                                    Exhibit 13.1


                                 Certification

              Pursuant to Section 906 of the Sarbanes-Oxley Act of
     2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18,
                              United States Code)



Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections
(a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of Diageo plc, a public limited company incorporated under the laws of England and Wales (the "Company"), hereby certifies, to such officer's knowledge, that:

The Annual Report on Form 20-F for the year ended 30 June 2004 (the
"Report") of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Dated: 21 September 2004                          /s/  Paul S. Walsh
                                                  ------------------
                                                  Name: Paul S. Walsh
                                                  Title: Chief Executive Officer
                                                  (Principal Executive Officer)



The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and is not being filed as part of the Report or as a separate disclosure document.